Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
May 5, 2016
Kemper Corporation Reports First Quarter 2016 Results

◦	Increased earned premiums by $115 million in the quarter

◦	Improved quarter-to-date legacy Property & Casualty underlying loss and LAE ratio 1.8 percentage points

◦	Investment portfolio generated a pre-tax equivalent annualized book yield of 4.6 percent in the quarter

◦	Increased book value per share 3 percent from year end to $39.92

◦	Returned $16 million of capital to shareholders through share repurchases and dividends
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today a net loss of $2.1 million, or $0.04 per diluted share, for the first quarter of 2016, compared to net income of $13.5 million, or $0.26 per share, for the first quarter of 2015. Consolidated net operating loss1 was $0.6 million, or $0.01 per diluted share, for the first quarter of 2016, compared to net operating income of $21.8 million, or $0.42 per share, for the first quarter of 2015. Net operating income decreased primarily from higher catastrophe losses and the performance of Alliance United, partially offset by the deferred profit reserve adjustment on certain life insurance policies that occurred in 2015.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2016	Mar 31, 2015
Consolidated Net Operating Income (Loss) [1]	$(0.6)	$21.8
Income (Loss) from Continuing Operations	(2.2)	13.5
Net Income (Loss)	(2.1)	13.5

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(25.4)	$(6.7)

Diluted Net Income (Loss) Per Share From:
Consolidated Net Operating Income (Loss) [1]	$(0.01)	$0.42
Continuing Operations	(0.04)	0.26
Net Income (Loss)	(0.04)	0.26

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.49)	$(0.13)
“We made progress on stabilizing the Property & Casualty top line and improving underlying performance in our legacy lines, yet saw elevated catastrophe losses and continued challenges at Alliance United,” commented Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “At Alliance United, we slowed new business writings significantly through disciplined pricing, underwriting and agency management actions. The underlying Life & Health segment results continued to be stable. Total investment returns were lower than expectations and last year, with most of the variance related to our alternative investment portfolio.

“While we are pleased with the progress in some areas, we still have much work to do. We continue to implement actions to improve core results while we define our refocused strategy, which we plan to share in late summer,” concluded Lacher.

1 Consolidated net operating income (loss) is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the first quarter of 2016, Kemper repurchased 140,000 shares of its common stock at a total cost of $3.8 million, or $27.13 per share, and paid dividends of $12.2 million.
Kemper ended the quarter with a book value per share of $39.92, up 3 percent from $38.82 at the end of 2015, largely from the impact of lower yields on the fixed maturities portfolio, partially offset by dividends paid. Book value per share excluding net unrealized gains on fixed maturities was $34.97, compared to $35.13 at the end of 2015.
Revenues
Total revenues for the first quarter of 2016 increased $112.1 million, or 22 percent, to $611.3 million, driven by $108.6 million higher earned premiums from the Property & Casualty Insurance segment. Earned premiums in the Property & Casualty Insurance segment increased $120.4 million from the Alliance United acquisition. Excluding the Alliance United acquisition, earned premiums in the Property & Casualty segment decreased $11.8 million, primarily from a lower volume of insurance.
Net investment income was $67.0 million in the first quarter of 2016, compared to $70.6 million in 2015. The change was driven by performance in the alternative investments portfolio, which primarily consists of limited partnerships, limited liability companies (both equity method investments and other equity interests) and hedge funds, which are accounted for using the fair value option. Net investment income from the alternative investment portfolio was $0.4 million in the first quarter of 2016, compared to $4.5 million in 2015. Alternative net investment income increased $2.6 million for the Life and Health segment, but decreased $2.7 million for the Property & Casualty segment and $4.0 million for the Corporate and Other segment.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 4.6 percent for the first quarter of 2016, compared to 5.0 percent in 2015.

Segment Results
Kemper completed its acquisition of Alliance United on April 30, 2015. The results of Alliance United’s operations since the acquisition date are included in the Property & Casualty Insurance segment.
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2016	Mar 31, 2015
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$(13.1)	$13.4
Life & Health Insurance	20.3	16.1
Total Segment Net Operating Income	7.2	29.5
Corporate and Other Net Operating Loss	(7.8)	(7.7)
Consolidated Net Operating Income (Loss)	(0.6)	21.8
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	4.4	2.2
Net Impairment Losses Recognized in Earnings	(6.0)	(4.6)
Loss from Early Extinguishment of Debt	—	(5.9)
Income (Loss) from Continuing Operations	$(2.2)	$13.5
The Property & Casualty Insurance segment reported a net operating loss of $13.1 million in the first quarter of 2016, compared to net operating income of $13.4 million in 2015, driven by $17.7 million higher catastrophe losses and Alliance United’s results, which include $4.2 million adverse development. Results also include a 1.8 percentage point improvement on the legacy lines’ underlying loss and LAE ratio, offset by lower levels of favorable development on the legacy book and lower net investment income.
In 2015, Alliance United experienced significantly higher frequency and severity trends on losses, and as a result, their premium rates became inadequate. In the first quarter of 2016, Alliance United received approval for rate increases on one of its two products, representing approximately 50 percent of the book. The new rates were placed into production on new and renewal business starting April 1, 2016. Alliance United is seeking rate increases on the second product covering the remaining portion of the book of business and is expecting to implement the rate changes in the second half of 2016.
Excluding Alliance United, the first quarter underlying loss and LAE ratio improved 1.8 percentage points, to 67.2 percent. Both preferred auto and homeowners improved primarily from lower frequency, partially offset by higher severity. Other personal insurance improved from lower severity, and legacy nonstandard auto experienced modest improvement as higher average earned premiums offset an increase in frequency.
The Life & Health Insurance segment reported net operating income of $20.3 million for the first quarter of 2016, compared to $16.1 million in 2015. Results increased primarily from the $7.6 million pre-tax adjustment to deferred premium reserves in the first quarter of 2015. Excluding the adjustment, results were fairly flat as higher policyholder benefits and incurred losses were offset by higher net investment income.
Corporate and Other net operating loss was essentially flat compared to the first quarter of 2015, as lower net investment income offset lower employee retirement benefits.

Unaudited condensed consolidated statements of operations for the three months ended March 31, 2016 and 2015 are presented below.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2016	Mar 31, 2015
Revenues:
Earned Premiums	$546.0	$431.3
Net Investment Income	67.0	70.6
Other Income	0.8	0.9
Net Realized Gains on Sales of Investments	6.8	3.4
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(9.6)	(7.0)
Portion of Losses Recognized in Other Comprehensive Income	0.3	—
Net Impairment Losses Recognized in Earnings	(9.3)	(7.0)
Total Revenues	611.3	499.2
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	436.2	297.7
Insurance Expenses	159.3	144.9
Loss from Early Extinguishment of Debt	—	9.1
Interest and Other Expenses	22.3	29.7
Total Expenses	617.8	481.4
Income (Loss) from Continuing Operations before Income Taxes	(6.5)	17.8
Income Tax Benefit (Expense)	4.3	(4.3)
Income (Loss) from Continuing Operations	(2.2)	13.5
Income from Discontinued Operations	0.1	—
Net Income (Loss)	$(2.1)	$13.5

Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$(0.04)	$0.26
Diluted	$(0.04)	$0.26

Net Income (Loss) Per Unrestricted Share:
Basic	$(0.04)	$0.26
Diluted	$(0.04)	$0.26

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,191.5	51,872.8
Unrestricted Shares and Equivalent Shares - Diluted	51,191.5	51,969.3

Dividends Paid to Shareholders Per Share	$0.24	$0.24

Unaudited business segment revenues for the three months ended March 31, 2016 and 2015 are presented below.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2016	Mar 31, 2015
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$303.3	$189.8
Homeowners	68.1	72.6
Other Personal	11.3	11.7
Total Personal	382.7	274.1
Commercial Automobile	13.5	13.5
Total Earned Premiums	396.2	287.6
Net Investment Income	11.9	14.8
Other Income	0.2	0.3
Total Property & Casualty Insurance	408.3	302.7
Life & Health Insurance:
Earned Premiums:
Life	94.4	88.0
Accident and Health	36.9	36.8
Property	18.5	18.9
Total Earned Premiums	149.8	143.7
Net Investment Income	55.0	50.4
Other Income	0.6	0.8
Total Life & Health Insurance	205.4	194.9
Total Segment Revenues	613.7	497.6
Net Realized Gains on Sales of Investments	6.8	3.4
Net Impairment Losses Recognized in Earnings	(9.3)	(7.0)
Other	0.1	5.2
Total Revenues	$611.3	$499.2

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Mar 31, 2016	Dec 31, 2015
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,917.4	$4,852.3
Equity Securities at Fair Value	501.3	523.2
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	190.5	190.6
Fair Value Option Investments	161.9	164.5
Short-term Investments at Cost which Approximates Fair Value	367.4	255.7
Other Investments	443.8	443.2
Total Investments	6,582.3	6,429.5
Cash	160.4	161.7
Receivables from Policyholders	341.1	332.4
Other Receivables	193.9	193.2
Deferred Policy Acquisition Costs	319.3	316.4
Goodwill	323.0	323.0
Current and Deferred Income Tax Assets	15.5	41.4
Other Assets	234.2	238.5
Total Assets	$8,169.7	$8,036.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,358.4	$3,341.0
Property and Casualty	900.4	862.8
Total Insurance Reserves	4,258.8	4,203.8
Unearned Premiums	621.6	613.1
Liabilities for Income Taxes	10.2	3.8
Debt at Amortized Cost	750.9	750.6
Accrued Expenses and Other Liabilities	487.1	472.4
Total Liabilities	6,128.6	6,043.7
Shareholders’ Equity:
Common Stock	5.1	5.1
Paid-in Capital	652.6	654.0
Retained Earnings	1,192.7	1,209.0
Accumulated Other Comprehensive Income	190.7	124.3
Total Shareholders’ Equity	2,041.1	1,992.4
Total Liabilities and Shareholders’ Equity	$8,169.7	$8,036.1

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2016	Mar 31, 2015

Results of Operations
Net Premiums Written	$403.4	$279.7

Earned Premiums	$396.2	$287.6
Net Investment Income	11.9	14.8
Other Income	0.2	0.3
Total Revenues	408.3	302.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	297.4	198.5
Catastrophe Losses and LAE	37.5	10.3
Prior Years:
Non-catastrophe Losses and LAE	4.7	(5.0)
Catastrophe Losses and LAE	(2.7)	(2.2)
Total Incurred Losses and LAE	336.9	201.6
Insurance Expenses	94.2	83.1
Operating Profit (Loss)	(22.8)	18.0
Income Tax Benefit (Expense)	9.7	(4.6)
Segment Net Operating Income (Loss)	$(13.1)	$13.4

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	75.0%	69.0%
Current Year Catastrophe Losses and LAE Ratio	9.5	3.6
Prior Years Non-catastrophe Losses and LAE Ratio	1.2	(1.7)
Prior Years Catastrophe Losses and LAE Ratio	(0.7)	(0.8)
Total Incurred Loss and LAE Ratio	85.0	70.1
Insurance Expense Ratio	23.8	28.9
Combined Ratio	108.8%	99.0%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	75.0%	69.0%
Insurance Expense Ratio	23.8	28.9
Underlying Combined Ratio	98.8%	97.9%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	98.8%	97.9%
Current Year Catastrophe Losses and LAE Ratio	9.5	3.6
Prior Years Non-catastrophe Losses and LAE Ratio	1.2	(1.7)
Prior Years Catastrophe Losses and LAE Ratio	(0.7)	(0.8)
Combined Ratio as Reported	108.8%	99.0%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2016	Mar 31, 2015

Results of Operations

Earned Premiums:
Life	$94.4	$88.0
Accident and Health	36.9	36.8
Property	18.5	18.9
Total Earned Premiums	149.8	143.7
Net Investment Income	55.0	50.4
Other Income	0.6	0.8
Total Revenues	205.4	194.9
Policyholders’ Benefits and Incurred Losses and LAE	99.3	96.1
Insurance Expenses	75.1	74.0
Operating Profit	31.0	24.8
Income Tax Expense	(10.7)	(8.7)
Segment Net Operating Income	$20.3	$16.1
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income (Loss)
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income (loss) from continuing operations.
Kemper believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income (Loss) to Income (Loss) from Continuing Operations for the three months ended March 31, 2016 and 2015 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2016	Mar 31, 2015
Consolidated Net Operating Income (Loss)	$(0.6)	$21.8
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	4.4	2.2
Net Impairment Losses Recognized in Earnings	(6.0)	(4.6)
Loss from Early Extinguishment of Debt	—	(5.9)
Income (Loss) from Continuing Operations	$(2.2)	$13.5
Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share
Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share to Diluted Income (Loss) from Continuing Operations Per Unrestricted Share for the three months ended March 31, 2016 and 2015 is presented below.

	Three Months Ended
(Unaudited)	Mar 31, 2016	Mar 31, 2015
Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share	$(0.01)	$0.42
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.09	0.04
Net Impairment Losses Recognized in Earnings	(0.12)	(0.09)
Loss from Early Extinguishment of Debt	—	(0.11)
Diluted Income (Loss) from Continuing Operations Per Unrestricted Share	$(0.04)	$0.26
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at March 31, 2016 and December 31, 2015 is presented below.

(Dollars in Millions) (Unaudited)	Mar 31, 2016	Dec 31, 2015
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,788.1	$1,803.2
Net Unrealized Gains on Fixed Maturities	253.0	189.2
Shareholders’ Equity	$2,041.1	$1,992.4
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure, that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its first quarter 2016 results in a conference call on Friday, May 6, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through May 20, 2016 at 855.859.2056 using conference ID number 20415872.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the first quarter of 2016, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 30,000 independent agents and brokers

•	Employ 6,000 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investors@kemper.com